Exhibit 10-e-4

First amendment
to
NORDSON CORPORATION
2005 Excess Defined Benefit plan
(AS AMENDED AND RESTATE EFFECTIVE JANUARY 1, 2009)

WHEREAS, Nordson Corporation (the “Company”) Sponsors and maintains the Nordson Corporation 2005 Excess Defined Benefit Plan (As Amended and Restated Effective January 1, 2009) (the “Plan”) for the benefit of certain salaried employees designated by the Compensation Committee of the Board of Directors or its designee; and
WHEREAS, the Company now desires to revise the interest rate assumption used for purposes of calculating any lump sum payment from the Plan made as a result of a Separation from Service occurring on or after July 9, 2009;
NOW THEREFORE, the Plan is hereby amended as set forth below.
1.Effective as of July 9, 2009, Section 3.1 of the Plan is hereby amended in its entirety to read as follows:
3.1 Payment of the excess pension benefit to an Employee or Beneficiary shall be made in accordance with the Employee’s election under Section 2.4 and if applicable Section 2.5. The amount of the excess pension benefit payable to an Employee or Beneficiary shall be reduced to reflect reduction for early commencement or for selection of an optional form of payment in accordance with the applicable terms of the Salaried Pension Plan. In making the determination and reductions provided for in this Article III, the Company may rely upon calculations made by the independent actuaries for the Salaried Pension Plan, who shall apply the assumptions then in use in connection with the Salaried Pension Plan. For purposes of calculating any Lump Sum payment under the Plan, the following actuarial assumptions shall be used: The mortality assumption shall be the Internal Revenue Service Single Life Table under Section 1.401(a)(9)-9 of the Treasury Regulations and the interest rate assumption (1) for purposes of any payment made as a result of a Separation from Service occurring prior to July 9,2009 shall be the average 30 Year Treasury Security Rate published in the Internal Revenue Bulletin for the month prior to the month in which the Participant’s Separation from Service occurs and (2) for purpose of any payment made as a result of a Separation from Service occurring on or after July 9, 2009 shall be the average of the 30 Year Treasury Security Rates published in the Internal Revenue Bulletin for each of the 12 months prior to the month in which the Participant’s Separation from Service occurs.

EXECUTED this 31 day of August, 2009
NORDSON CORPORATION
By: /s/ Robert E. Veillette
Title: Vice President, General Counsel and Secretary